QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Niska Gas Partners LLC:

        We consent to the incorporation by reference in the registration statements on From S-8 (No. 333-177936) and Form S-3 (No. 333-174988 and No. 333-190278) of Niska Gas Storage Partners LLC of our reports dated June 12, 2015, with respect to the consolidated balance sheets of Niska Gas Storage Partners LLC as of March 31, 2015 and 2014, and the related consolidated statements of earnings (loss) and comprehensive income (loss), changes in member' equity, and cash flows for each of the years in the three-year period ended March 31, 2015, and the effectiveness of internal control over financial reporting as of March 31, 2015, which reports appear in the March 31, 2015 annual report on Form 10-K of Niska Gas Storage Partners LLC.

(signed) KPMG LLP

Houston, Texas
June 12, 2015

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm